UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   March 26, 2008

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On March 26, 2008, Palatin’s compensation committee revised the vesting conditions of restricted stock units granted to our executive officers on October 6, 2006, and originally reported on Form 8-K filed on October 11, 2006. Under the revised conditions, the 375,000 restricted stock units granted to Carl Spana and the 300,000 restricted stock units granted to each of Stephen T. Wills and Trevor Hallam will vest on March 26, 2010, provided that each officer remains employed by Palatin through March 26, 2010, subject to earlier vesting in the event of a change in control or termination of employment other than voluntary or for cause.

        The compensation committee also granted common stock purchase options for 375,000 shares to Carl Spana and 300,000 shares to each of Stephen T. Wills and Trevor Hallam. For 75% of these options, the exercise price is $0.28 per share (the fair market value on the date of grant), for 12.5% the exercise price is $0.50 per share, and for the remaining 12.5% the exercise price is $0.66 per share. The options vest over a four-year period, with 25% of the total vesting each year, starting on March 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: March 28, 2008	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer